Exhibit 21.1
                                                                   ------------


                     LIST OF SUBSIDIARIES OF THE REGISTRANT

     Below is a list of the direct and indirect subsidiaries of Equity One, Inc., a Maryland corporation, and the corresponding states of organization:

     Name of Entity                                State of Organization
     --------------                                ---------------------

     Bandera Festival GP, LLC                             Texas
     Bandera Festival Partners, LP                        Texas
     BC Center Partners, LP                               Texas
     Beechnut Centre Corp.                                Texas
     Beechnut Centre I L.P.                               Texas
     Benbrook Centre Corp.                                Texas
     Bend Shopping Centre Corp.                           Texas
     Bend Shopping Centre I L.P.                          Texas
     Boca Village Square, Inc.                            Florida
     Boca Village Square, Ltd.                            Florida
     Boynton Plaza Shopping Center, Inc.                  Florida
     CDG (Park Place) LLC                                 Texas
     Cashmere Developments, Inc.                          Florida
     Centrefund Acquisition Corp.                         Florida
     Centrefund Acquisition (Texas) Corp.                 Texas
     Centrefund Development Group LLC                     Delaware
     Centrefund Development Group II LLC                  Delaware
     Centrefund PGA LLC                                   Delaware
     Centrefund Realty (U.S.) Corporation                 Delaware
     Centrefund (US), LLC                                 Delaware
     Colony GP, LLC                                       Texas
     Copperfield Crossing, Inc.                           Texas
     Eastbelt Centre Corp.                                Texas
     Eastbelt Centre I L.P.                               Texas
     East Townsend Square, Inc.                           Texas
     Equity (Landing) Inc.                                Texas
     Equity (Park Promenade) Inc.                         Texas
     Equity One Acquisition Corp.                         Florida
     Equity One Butler Creek LLC                          Georgia
     Equity One Construction Inc.                         Florida
     Equity One Properties, Inc.                          Florida
     Equity One Realty & Management FL, Inc.              Florida
     Equity One Realty & Management SE, Inc.              Georgia
     Equity One Realty & Management Texas, Inc.           Texas
     Equity Texas Properties, LLC                         Florida
     Equity One (147) Inc.                                Florida
     Equity One (Alpha) Corp..                            Florida
     Equity One (Atlantic Village) Inc.                   Florida
     Equity One (Beauclerc) Inc.                          Florida
     Equity One (Belfair) Inc.                            South Carolina
     Equity One (Belfair II) Inc.                         South Carolina
     Equity One (Beta) Inc.                               Florida
     Equity One (Bridgemill) Inc.                         Georgia
     Equity One (Clematis) LLC                            Florida
     Equity One (Commonwealth) Inc.                       Florida
     Equity One (Coral Way) Inc.                          Florida
     Equity One (Delta) Inc.                              Florida
     Equity One (El Novillo) Inc.                         Florida
     Equity One (Eustis Square) Inc.                      Florida
     Equity One (Forest Edge) Inc.                        Florida
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     Equity One (Forest Village) Inc.                     Florida
     Equity One (Forest Village Phase II) Inc.            Florida
     Equity One (Gamma) Inc.                              Florida
     Equity One (Hamilton Ridge) Inc.                     Georgia
     Equity One (Hunter's Creek) Inc.                     Florida
     Equity One (Lake Mary) Inc.                          Florida
     Equity One (Lantana) Inc.                            Florida
     Equity One (Losco) Inc.                              Florida
     Equity One (Louisiana Holding) LLC                   Florida
     Equity One (Louisiana Portfolio) LLC                 Florida
     Equity One (Mandarin) Inc.                           Florida
     Equity One (Mariner) Inc.                            Florida
     Equity One (Middle Beach) Inc.                       Florida
     Equity One (Monument) Inc.                           Florida
     Equity One (North Port) Inc.                         Florida
     Equity One (North Village) LLC                       South Carolina
     Equity One (North Village II) Inc.                   South Carolina
     Equity One (Oak Hill) Inc.                           Florida
     Equity One (Olive) Inc.                              Florida
     Equity One (Pavilion) Inc.                           Florida
     Equity One (Pine Island) Inc.                        Florida
     Equity One (Point Royale) Inc.                       Florida
     Equity One (Presidential Markets) Inc.               Georgia
     Equity One (Presidential Movies) Inc.                Georgia
     Equity One (Sheridan) Inc.                           Florida
     Equity One (Sheridan Plaza) LLC                      Florida
     Equity One (Sky Lake) Inc.                           Florida
     Equity One (Summerlin) Inc.                          Florida
     Equity One (Walden Woods) Inc.                       Florida
     Equity One (West Lake) Inc.                          Florida
     Equity One (Woodruff) Inc.                           South Carolina
     FC Market GP, LLC                                    Texas
     FC Market Partners, LP                               Texas
     Florida Del Rey Holdings II, Inc.                    Florida
     Forestwood Equity Partners GP, LLC                   Texas
     Forestwood Equity Partners, LP                       Texas
     Garland & Barns, LLC                                 Texas
     Garland & Jupiter, LLC                               Texas
     Gazit (Meridian) Inc.                                Florida
     Grogan Centre Corp.                                  Texas
     Grogan Centre I L.P.                                 Texas
     Harbor Barker Cypress GP, LLC                        Texas
     Hedwig GP, LLC                                       Texas
     Hedwig Partners, LP                                  Texas
     Homestead Market Center, Inc.                        Florida
     IRT Alabama, Inc.                                    Alabama
     IRT Capital Corporation II                           Georgia
     IRT Coral Springs, LLC                               Delaware
     IRT Heritage Walk, LLC                               Delaware
     IRT MacLand Pointe, LLC                              Delaware
     IRT Management Company                               Georgia
     IRT Parkwest Crossing, LLC                           North Carolina
     IRT Partners L.P.                                    Georgia
     KirkBiss GP, LLC                                     Texas
     Kirkwood-Bissonnet Partners, LP                      Texas
     Leesburg DrugStore, LLC                              Florida
     Louisiana Holding Corp.                              Florida
     Marco Town Center, Inc.                              Florida
     Mariner Outparcel, Inc.                              Florida
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     Mason Park GP, LLC                                   Texas
     Mason Park Partners, LP                              Texas
     North Kingwood Centre Corp.                          Texas
     North Kingwood Centre I LP                           Texas
     Oakbrook Square Shopping Center Corp.                Florida
     Parcel F, LLC                                        Florida
     Park Northern/Centennial Partners, L.P.              Texas
     Plymouth East One Acquisition Corp.                  Texas
     Plymouth East Two Acquisition Corp.                  Texas
     Plymouth North Acquisition Corp.                     Texas
     Plymouth South Acquisition Corp.                     Texas
     Plymouth Story North Acquisition Corp.               Texas
     Plymouth West Acquisition Corp.                      Texas
     Prosperity Shopping Center Corp.                     Florida
     PSL Developments, Inc.                               Florida
     Ryanwood Shopping Center, L.L.C.                     Florida
     SA Blanco Village Partners GP, LLC                   Texas
     SA Blanco Village Partners, LP                       Texas
     Salerno Village Shopping Centre, LLC                 Florida
     Sawgrass Promenade, Inc.                             Florida
     Shoppes at Jonathan's Landing, Inc.                  Florida
     Shoppes at Westbury Shopping Center, Inc.            Florida
     Skipper Palms Properties, Inc.                       Florida
     South Kingwood Centre Corp.                          Texas
     South Kingwood Centre I LP                           Texas
     Southwest 19 Northern, Inc.                          Arizona
     Spring Shadows GP, LLC                               Texas
     St. Charles Outparcel, Inc.                          Florida
     Steeplechase Centre Corp.                            Texas
     Steeplechase Centre I L.P.                           Texas
     Sterling Shopping Centre, Inc.                       Texas
     Sterling Shopping Centre I L.P.                      Texas
     Texas CP Land, LP                                    Texas
     Texas Equity Holdings LLC                            Florida
     Texas Spring Shadows Partners, LP                    Texas
     The Bluffs Shopping Center Corporation               Florida
     The Harbour Center, Inc.                             Florida
     The Meadows Shopping Center, LLC                     Florida
     The Shoppes of Eastwood, LLC                         Florida
     The Shoppes of Ibis, LLC                             Florida
     The Shoppes of North Port, Ltd.                      Florida
     Turkey Lake Shopping Center, Inc.                    Florida
     UIRT - Benchmark, Inc.                               Texas
     UIRT - Big Curve, Inc.                               Arizona
     UIRT - Colony Plaza, Inc.                            Texas
     UIRT - Highland Square, Inc.                         Texas
     UIRT - Lake St. Charles, L.L.C.                      Florida
     UIRT - Melbourne Plaza, Inc.                         Texas
     UIRT - Northwest Crossing, Inc.                      Texas
     UIRT - Rosemeade, Inc.                               Texas
     UIRT - Skipper Palms, L.L.C.                         Florida
     UIRT - University Park, Inc.                         Texas
     UIRT GP, L.L.C.                                      Florida
     UIRT I - Centennial, Inc.                            Texas
     UIRT LP, L.L.C.                                      Florida
     UIRT, Ltd.                                           Florida
     UIRT/University Park-I, L.P.                         Texas
     United Investors Pembroke, Inc.                      Florida
     VW Mall, Inc.                                        Georgia

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     Walden Woods Village, Ltd.                           Florida
     West Hills Shopping Center, Inc.                     Florida
     West Townsend Square, Inc.                           Texas
     Wickham DrugStore, LLC                               Florida
     Wimbledon Center Corp.                               Texas
     Wurzbach Centre, LLC                                 Texas